UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported) June 7, 2021

AMERICAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-55456 (Commission File Number)	46-3914127 (I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038
 (Address of principal executive offices)

(317) 855-9926
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 7, 2021, American Resources Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with accredited investors (each, an “Investor” and collectively, the “Investors”). providing for the issuance of (i) 8,600,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Shares”) and (ii) warrants, with a term of 5 years, to purchase an aggregate of up to 4,300,000 shares of Common Stock (the “Warrants Shares”) at an exercise price of $3.50 per share (the “Warrants”). The Shares, Warrants and Warrant Shares are collectively referred to as the “Securities”. Pursuant to the Purchase Agreement, the Investors are purchasing the Securities for an aggregate purchase price of $30,100,000.

Pursuant to the Purchase Agreement, an aggregate of 8,600,000 Shares were issued to the Investors in a registered direct offering (the “Offering”) and registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a prospectus supplement to the Company’s currently effective registration statement on Form S-3, (File No. 333-230786), which was declared effective with the U.S. Securities and Exchange Commission (“SEC”) on June 4, 2019. A preliminary prospectus supplement relating to the offering was filed with the SEC on June 8, 2021 and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus supplement may be obtained from Kingswood Capital Markets, division of Benchmark Investments, LLC, 17 Battery Place, New York, NY 10004, Attention: Syndicate Department, or via email at syndicate@kingswoodcm.com or telephone at (212) 404-7002.

The Offering was conducted pursuant to a placement agent agreement, dated June 7, 2021 (the “Placement Agent Agreement”), between the Company and Kingswood Capital Markets, division of Benchmark Investments, LLC. The Placement Agent has agreed to use its “reasonable best efforts” to solicit offers to purchase the Shares and the Purchase Warrants. The Placement Agent has no obligation to purchase any of the Securities or to arrange for the purchase or sale of any specific number or dollar amount of Securities. The Company has agreed to pay the Placement Agent a fee equal to 6% of the aggregate purchase price paid by Investors placed by the Placement Agent and certain expenses.

The Company expects the Offering to close on or about June 9, 2021, subject to the satisfaction of customary closing conditions in the Purchase Agreement. The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties thereto. The Investors have previously invested in securities of the Company or otherwise had pre-existing relationships with the Placement Agent; the Company did not engage in general solicitation or advertising with regard to the issuance and sale of the securities. The Investors represented that they are accredited investors and purchased the Securities for investment and not with a view to distribution.

The foregoing description of the Placement Agent Agreement, the Purchase Agreement, and the Warrants are qualified in their entirety by reference to the full text of such Placement Agent Agreement, Purchase Agreement, and Warrants, the forms of which are attached as Exhibits 10.1, 10.2, and 4.1, respectively, to this Current Report on Form 8-K and which are incorporated herein in their entirety by reference. The Company is filing the opinion of its counsel, Clifford J. Hunt, P.A., relating to the legality of the issuance and sale of the Shares as Exhibit 5.1.

The Company’s press releases, dated June 7, 2021 and June 9, 2021, announcing the pricing of the offering and the closing of the offering are attached as Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management and involve a number of risks and uncertainties, many of which are beyond the control of the Company including the substantial doubt relating to the Company’s ability to continue as a going concern. These statements are not a guarantee of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01.1. Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant
5.1	Opinion of Law Office of Clifford J. Hunt, P.A.
10.1	Placement Agent Agreement, dated June 7, 2021, by and between American Resources Corporation and Kingswood Capital Markets
10.2	Securities Purchase Agreement, dated June 7, 2021, by and between American Resources Corporation and the Investors
99.1	Press Release Dated June 7, 2021
99.2	Press Release Dated June 9, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: June 9, 2021	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer